BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

12/5/2022 10:30:02 AM

Work Order Number: W2022120200818
Reference Number: 20222796426
Through Date: 12/5/2022 10:30:02 AM
Corporate Name: THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20222794432	Amended and Restated Articles	9

Respectfully,

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Tami Rains
Certificate Number: B202212053205958
You may verify this certificate
online at http://www.nvsos.gov

Filed in the Office of	Business Number E0551382007-1
Barbara K. Cegavske (signature)	Filing Number 20222794432
Secretary of State State Of Nevada	Filed On 12/2/2022 8:29:00 AM
	Number of Pages 9

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Therapeutic Solutions International, Inc. Entity or Nevada Business Identification Number (NVID): E0551382007-1
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☒ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: _____ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☒ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: _____ Jurisdiction of formation: _____ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 12/01/2022 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☒ Articles have been added. ☒ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) amended and/or restated: Art. 3, Art.4, 6, 7, 8, and 9 (see attachment) (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] CEO Signature of Officer or Authorized Signer Title X ______________________ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Attachment to:
Certificate of Amendment
Section 5. Information Being Changed
Changes to takes the following effect:

Article 3 has been restated to say:

The Company shall have two directors (2) who are Timothy G. Dixon, who shall be the Chairman, and Thomas Ichim, each of San Diego County, California. These individuals shall serve as director until their successor or successors have been elected and qualified by the requisite number of voting shareholders or otherwise by law. The number of directors may be increased or decreased by a duly adopted amendment to the Articles of Incorporation and/or By-Laws of the Corporation. The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

Article 4 has been amended. It formally said:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 3,500 ,000,000 shares of Common Stock having a $.001 par value per share, and 5,000,000 shares of Preferred Stock having a $.001 par value per share. The Common and/or Preferred Stock of the Company may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Preferred Stock in one or more series, with such voting powers , designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions of the Board of Directors establishing the series.

Article 4 now reads:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 4,500,000,000 shares of Common Stock having a $.001 par value per share, and 5,000,000 shares of Preferred Stock having a $.001 par value per share. The Common and/or Preferred Stock of the Company may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Preferred Stock in one or more series, with such voting powers , designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions of the Board of Directors establishing the series.

Series A Preferred Stock

On 8/8/2022 the Company designated Series A Preferred Stock and fixed and determined the voting powers, designations, preferences, limitations, restrictions and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof as follows:

A. Limited Issuance. Of the Five Million (5,000,000) shares of the Corporation's authorized Preferred Stock, $0.001 par value per share, Two (2) shares are designated as "Series A Preferred Stock," with the rights and preferences set forth below. Only two persons or entities are entitled to be designated as the owner of all of the Series A Preferred Stock (the "Holders"), in whose name the initial certificates representing the Series A Preferred Stock shall be issued. Any transfer of the Series A Preferred Stock to a different Holder must be approved in advance by the Corporation; provided, however, the Holder shall have the right to transfer the Series A Preferred Stock, or any portion thereof, to any affiliate of Holder or nominee of Holder, without the approval of the Corporation.

B. Voting Rights. The Holder of the Series A Preferred Stock shall be entitled to vote on all matters subject to a vote or written consent of the holders of the Corporation's Common Stock, and on all such matters, the share of Series A Preferred Stock shall be entitled to that number of votes equal to the number of votes that all issued and outstanding shares of Common Stock and all other securities of the Corporation are entitled to, as of any such date of determination, on a fully diluted basis, plus One Million (1,000,000) votes, it being the intention that the Holder(s) of the Series A Preferred Stock shall have effective voting control of the Corporation, on a fully diluted basis. The Holder(s) of the Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

C. Covenants.
(a) The Corporation shall not amend, alter, change or repeal the preferences, privileges, special rights or other powers of the Series A Preferred Stock so as to adversely affect the Series A Preferred Stock, without the written consent of the Holder(s).

(b) So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of Holder(s), which consent may be withheld in the Holder's sole and absolute discretion: (i) dissolve the Corporation or effectuate a liquidation; (ii) alter, amend, or repeal the Certificate of Incorporation of the Corporation; (iii) agree to any provision in any agreement that would impose any restriction on the Corporation's ability to honor the exercise of any rights of the Holder of the Series A Preferred Stock; (iv) do any act or thing not authorized or contemplated by this Certificate which would result in taxation of the Holder of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended); or (v) issue any securities of the Corporation of any nature or kind, including securities convertible into any capital stock of the Corporation.

D. Dividends. The Holder of the Series A Preferred Stock will not be entitled to participate with the holders of Common Stock in any dividends.

Article 6 Directors Liabilities formerly stated:

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts of omission prior to such repeal or modification.

Article 6 now reads:

Elimination of Liability. Except as otherwise provided in Nevada Revised Statutes Section 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, a director or officer is not individually liable to the Corporation, its stockholders or its creditors for any damages as a result of any act or failure to act in her capacity as a director or officer unless it is proven that: (a) her act or refusal to act constituted a breach of her fiduciary duties as a director or officer; and (b) her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. In the event that Nevada law is amended to authorize the further elimination or limitation of liability of directors or officers, then this Article 12 shall also be deemed amended to provide for the elimination or limitation of liability to the fullest extent permitted by Nevada law, as so amended.

Mandatory Indemnification. The Corporation shall indemnify the officers and directors of the Corporation to the fullest extent permitted by Nevada law as the same exists or may hereafter be amended.

Mandatory Payment of Expenses. The Corporation shall pay the expenses incurred by a director or officer in defending any civil, criminal, administrative, or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it should be ultimately determined that the director or officer is not entitled to be indemnified by the Corporation as authorized by Nevada law.

Effect of Amendment or Repeal. Any amendment to or repeal of any of the provisions in this Article 6 shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

Former Article 7 Indemnification has been deleted and the new Article 7 reads:

Power of Directors

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

(a) Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;

(b) To authorize and caused to be executed mortgages and liens, with or without limitations as to amount, upon the real and personal property of the corporation;

(c) To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;

(d) To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

(e) By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the corporation, which, to the extent provided on the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the corporation from time to time by resolution adopted by the Board of Directors.

All the corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise herein or in the By- Laws or by law.

Former Article 9 Power of Directors became Article 7.

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF

Therapeutic Solutions International, Inc.

The undersigned, being the sole directors of Therapeutic Solutions International, Inc., a Nevada corporation (the "Corporation"), do hereby certify that these Amended and Restated Articles of Incorporation (hereinafter referred to as the "Amended and Restated Articles") correctly set forth the Amended and Restated Articles of Incorporation as adopted by the Board of Directors of the Corporation on December 1, 2022 and as approved by the nonunanimous written consent of the voting majority of stockholders of the Corporation on December 1, 2022.

The Articles of Incorporation of THERAPEUTIC SOLUTIONS INTERNATIONAL, INC., and its amendments, under the provisions of Chapter 78.385/390 of the Nevada Revised Statutes, have been amended and restated in their entirety as follows:

1. **Name of Company:**

Therapeutic Solutions International, Inc.

2. **Resident Agent:**

The resident agent of the Company is:

East Biz.Com
5348 Vegas Drive
Las Vegas, Nevada 89108

3. **Board of Directors:**

The Company shall have two directors (2) who are Timothy G. Dixon, who shall be the Chairman, and Thomas Ichim, each of San Diego County, California. These individuals shall serve as director until their successor or successors have been elected and qualified by the requisite number of voting shareholders or otherwise by law. The number of directors may be increased or decreased by a duly adopted amendment to the Articles of Incorporation and/or By-Laws of the Corporation. The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

4. **Authorized Shares:**

The aggregate number of shares which the corporation shall have authority to issue shall consist of 4,500 ,000,000 shares of Common Stock having a $.001 par value per share, and 5,000,000 shares of Preferred Stock having a $.001 par value per share. The Common and/or Preferred Stock of the Company may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Preferred Stock in one or more series, with such voting powers , designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions of the Board of Directors establishing the series.

Series A Preferred Stock

On 8/8/2022 the Company designated Series A Preferred Stock and fixed and determined the voting powers, designations, preferences, limitations, restrictions and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof as follows:

A. Limited Issuance. Of the Five Million (5,000,000) shares of the Corporation's authorized Preferred Stock, $0.001 par value per share, Two (2) shares are designated as "Series A Preferred Stock," with the rights and preferences set forth below. Only two persons or entities are entitled to be designated as the owner of all of the Series A Preferred Stock (the "Holders"), in whose name the initial certificates representing the Series A Preferred Stock shall be issued. Any transfer of the Series A Preferred Stock to a different Holder must be approved in advance by the Corporation; provided, however, the Holder shall have the right to transfer the Series A Preferred Stock, or any portion thereof, to any affiliate of Holder or nominee of Holder, without the approval of the Corporation.

B. Voting Rights. The Holder of the Series A Preferred Stock shall be entitled to vote on all matters subject to a vote or written consent of the holders of the Corporation's Common Stock, and on all such matters, the share of Series A Preferred Stock shall be entitled to that number of votes equal to the number of votes that all issued and outstanding shares of Common Stock and all other securities of the Corporation are entitled to, as of any such date of determination, on a fully diluted basis, plus One Million (1,000,000) votes, it being the intention that the Holder(s) of the Series A Preferred Stock shall have effective voting control of the Corporation, on a fully diluted basis. The Holder(s) of the Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

C. Covenants.

(a) The Corporation shall not amend, alter, change or repeal the preferences, privileges, special rights or other powers of the Series A Preferred Stock so as to adversely affect the Series A Preferred Stock, without the written consent of the Holder(s).

(b) So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of Holder(s), which consent may be withheld in the Holder's sole and absolute discretion: (i) dissolve the Corporation or effectuate a liquidation; (ii) alter, amend, or repeal the Certificate of Incorporation of the Corporation; (iii) agree to any provision in any agreement that would impose any restriction on the Corporation's ability to honor the exercise of any rights of the Holder of the Series A Preferred Stock; (iv) do any act or thing not authorized or contemplated by this Certificate which would result in taxation of the Holder of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended); or (v) issue any securities of the Corporation of any nature or kind, including securities convertible into any capital stock of the Corporation.

D. Dividends. The Holder of the Series A Preferred Stock will not be entitled to participate with the holders of Common Stock in any dividends.

5. Preemptive Rights and Assessment of Shares:

Holders of Common Stock or Preferred Stock of the corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent stated herein or, if any, the Board of Directors in its sole discretion, may determine from time to time.

The Common Stock of the Corporation, after the amount of the subscription price has been fully paid in, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no Common Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

6. Directors' and Officers' Liability

Elimination of Liability. Except as otherwise provided in Nevada Revised Statutes Section 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, a director or officer is not individually liable to the Corporation, its stockholders or its creditors for any damages as a result of any act or failure to act in her capacity as a director or officer unless it is proven that: (a) her act or refusal to act constituted a breach of her fiduciary duties as a director or officer; and (b) her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. In the event that Nevada law is amended to authorize the further elimination or limitation of liability of directors or officers, then this Article 12 shall also be deemed amended to provide for the elimination or limitation of liability to the fullest extent permitted by Nevada law, as so amended.

Mandatory Indemnification. The Corporation shall indemnify the officers and directors of the Corporation to the fullest extent permitted by Nevada law as the same exists or may hereafter be amended.

Mandatory Payment of Expenses. The Corporation shall pay the expenses incurred by a director or officer in defending any civil, criminal, administrative, or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it should be ultimately determined that the director or officer is not entitled to be indemnified by the Corporation as authorized by Nevada law.

Effect of Amendment or Repeal. Any amendment to or repeal of any of the provisions in this Article 6 shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

7. Power of Directors

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

(a) Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;

(b) To authorize and caused to be executed mortgages and liens, with or without limitations as to amount, upon the real and personal property of the corporation;

(c) To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;

(d) To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

(e) By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the corporation, which, to the extent provided on the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the corporation from time to time by resolution adopted by the Board of Directors.

All the corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise herein or in the By- Laws or by law.

8. Amendments

Subject at all time to the express provision of Section 5 on the Assessment of Shares, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation or said By-Laws, and all right conferred upon shareholders are granted subject to this reservation.

DATED this 1st day of December, 2022.

The undersigned officer of Therapeutic Solutions International, Inc. certifies that the foregoing text correctly sets forth the text of the Amended and Restated Articles of Incorporation as of the date of this Certificate.

By: ______________________

Timothy G. Dixon
CEO and Chairman of the Board